UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CIL&D, LLC (the “Company”) and its subsidiaries entered into that First Amendment to Administrative and Management Services Agreement with KSC Recovery, Inc. dated January 15, 2015, (“First Amendment”) which amended the existing Administrative and Management Services Agreement dated August 1, 2014, between KSC Recovery, Inc. and the Company and its subsidiaries. The purpose of the First Amendment is to provide that the services of Terry L. Cook will continue to be available to the Company and its subsidiaries on a month-to-month basis. A more detailed explanation of the First Amendment is under Item 5.02 below. A copy of the First Amendment is attached this Report on Form 8-K as Exhibit 10.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Transition Employment Agreement with Terry L. Cook dated effective January 1, 2013, terminated in accordance with its terms on December 31, 2014. The Company entered into the First Amendment which provides that the Company and its subsidiaries will continue to have available to them the services of Mr. Cook on a month-to-month basis. As of the date of the First Amendment, the Company’s share of the annual salary paid to Mr. Cook by KSC Recovery is $40,000 plus the reimbursement of certain expenses and the cost of certain benefits such as medical insurance. Mr. Cook continues to serve an officer of the Company and its subsidiaries. A copy of the First Amendment is attached to this Report on Form 10-K as Exhibit 10.1.

ITEM 8.01	OTHER EVENTS

On December 18, 2014, the U.S. Federal District Court, Central District of California, signed a final judgment in the land exchange matter. By way of background in October 1999, the Company’s Kaiser Eagle Mountain subsidiary completed a land exchange with the U.S. Bureau of Land Management (“BLM”) pursuant to which, among other things, Kaiser Eagle Mountain transferred to the BLM desert tortoise and desert pup fish mitigation lands in exchange for certain BLM lands on most of which Kaiser Eagle Mountain has pre-existing mining claims. The land exchange from Kaiser Eagle Mountain’s point of view was in furtherance of a planned municipal rail-haul landfill. While the landfill project ultimately received all of its permits and was found to have complied with all California laws, the land exchange was separately challenged in federal court. Ultimately that federal litigation was successful in that the U.S. 9th Circuit Court of appeals found that there were deficiencies in the land exchange process and that additional documentation would be required before the completed land exchange was confirmed. In August 2014 the BLM began undertaking the steps necessary to “fix” the completed land exchange while opponents continued to argue that the land exchange should be completely reversed. Kaiser Eagle Mountain ultimately made the decision to allow the BLM to retain the lands the BLM received in the land exchange. As a result of the U.S. District Court’s December 18, 2014, final judgment, the BLM retains the mitigation lands and regains the underlying ownership of lands that were originally transferred to Kaiser Eagle Mountain in 1999. The mining claims that Kaiser Eagle Mountain surrendered as a part of the land exchange were reinstated. In addition, the injunction involving the exchanged lands has been dissolved and thus, is no longer in effect. The forgoing is only a summary of the final judgment and order of dismissal, a copy of which is attached to this Report on Form 8-K as Exhibit 99.1.

The Company continues to work on selling its major remaining assets which are the land at Eagle Mountain and at Lake Tamarisk which are owned respectively by the wholly-owned subsidiaries of Kaiser Eagle Mountain, LLC and Lake Tamarisk Development, LLC. However, as

of January 15, 2015, a sale of or other transaction for these properties has not been completed. The Company also continues to work on its outstanding claims and making a reasonable provision for such claims. In addition, while the monthly consulting compensation due the Managing Liquidation Director terminated effective December 31, 2014, the Managing Liquidation Director is continuing his work on behalf of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

*10.1	First Amendment to Administrative and Management Services Agreement dated January 15, 2015, among CIL&D, LLC, Kaiser Eagle Mountain, LLC, Lake Tamarisk Development, LLC and KSC Recovery, Inc.

99.1	Final Judgment and Order of Dismissal dated December 18, 2014, in United States District Court, Central District California, Donna Charpied, et al., Plaintiffs, v. United States Department of Interior, et al., Defendants (Civ. No. ED CV 99-0454 RT (Mex)) and in the case of National Parks Conservation Association, Plaintiff, v. Bureau of Land Management, et al., Defendants (Civ. No. ED CV 00-0041 RT (Mex))

(*  Indicates compensation plan, contract or agreement.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC (REGISTRANT)

Date: January 19, 2015	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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